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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated March 15, 1999 included in Ames Department Stores, Inc. and subsidiaries' Form 10-K for the year ended January 30, 1999 and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

New York, New York
April 1, 1999